                                                                      EXHIBIT 20

                     HARLEY-DAVIDSON MOTORCYCLE TRUST 2001-1
                             COMPUTATIONAL MATERIALS

         The information contained in the attached materials is referred to as the "INFORMATION".

         The attached Term Sheet has been prepared by Harley-Davidson Credit Corp. ("HARLEY CREDIT") and relates to Harley-Davidson Motorcycle Trust 2001-1. Neither Salomon Smith Barney Inc. ("SALOMON SMITH BARNEY") nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein. The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

         The Information contained herein will be superseded by the description of the collateral pool contained in the prospectus supplement relating to the securities.

         The Information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all structural characteristics of the security. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

         Although a registration statement (including the prospectus) relating to the securities discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed in this communication has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive Information on any matter discussed in this communication. Any investment decision should be based only on the data in the prospectus and the prospectus supplement ("OFFERING DOCUMENTS") and the then current version of the Information. Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current. A final prospectus and prospectus supplement may be obtained by contacting the Salomon Smith Barney Syndicate Desk at (212) 723-6171.

                     Harley-Davidson Motorcycle Trust 2001-1
                Harley-Davidson Credit Corp., Seller and Servicer
             Harley-Davidson Customer Funding Corp., Trust Depositor

                               Subject to Revision

                         Term Sheet dated April 16, 2001



Trust.............................     Harley-Davidson Motorcycle Trust 2001-1 (the "TRUST").

Trust Depositor...................     Harley-Davidson Customer Funding Corp., a wholly owned, limited-purpose subsidiary of Harley-Davidson Credit Corp. (the "TRUST DEPOSITOR").

Seller and Servicer or
  Seller/Servicer.................     Harley-Davidson Credit Corp. ("HARLEY CREDIT" or the "SELLER" or, in its
                                       capacity as Servicer, the "SERVICER"), a 100% owned subsidiary of
                                       Harley-Davidson Financial Services, Inc.

Owner Trustee.....................     Wilmington Trust Company, a Delaware banking corporation (in such capacity, the "OWNER TRUSTEE").

Indenture Trustee.................     The Bank of New York, a New York banking corporation (in such capacity, the
                                       "INDENTURE  TRUSTEE"). The Indenture Trustee will also act as
                                       Paying Agent under the Indenture and the Trust Agreement.

Closing Date......................     On or about April 26, 2001.

Terms of the Notes................     The principal terms of the notes will be as described below:

                                                                     AGGREGATE PRINCIPAL
                                             CLASS                          AMOUNT              INTEREST RATES
                                        Class A-1 notes                  $221,000,000                 _____%
                                        Class A-2 notes                  $126,700,000                 _____%
                                        Class B notes                     $18,300,000                 _____%

                                       The notes represent indebtedness of the trust secured by the assets of the trust.

                                       Each class of notes will be issued in minimum denominations of $1,000 and will be available in book-entry form only.

Payment Dates.....................     The trust will pay  interest  and  principal on the notes on the 15th day of each month or if that day is not a business  day, the next business day.  The first payment date is May 15, 2001.

Record Dates......................     The day immediately preceding the payment date.



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                                                     -6-



Interest..........................     INTEREST PERIODS:

                                       Interest on the notes will accrue in the following manner:

                                                                                                       DAY COUNT
                                          FROM (INCLUDING)                TO (EXCLUDING)               CONVENTION
                                          ----------------                --------------               ----------
                                       15th day of prior month       15th day of current month            30/360

                                       The first interest period will begin on and include the closing date and end on and include May 14, 2001.

                                       PAYMENT OF INTEREST:

                                       On each payment date the trust will pay interest on the notes which will be made from available collections and other amounts.

                                       Interest payments on the Class A-1 notes and Class A-2 notes will have the same priority. Interest payments on the Class B notes will be subordinated to interest payments on the Class A notes. The trust will make interest payments on the Class B notes after paying interest on the Class A-1 notes and Class A-2 notes.

Principal........................      On each payment  date,  the trust will pay principal on the notes which will be made from available collections and other amounts.

                                       Principalpayments on the Class A notes will be senior in priority to principal payments on the Class B notes. Principal payments on each payment date will generally be allocated 95.00% to the Class A notes and 5.00% to the Class B notes. However, any shortfall in the amount of funds available for principal payments on any payment date will reduce the principal payment on the Class B notes (up to the full amount of the payment) before the principal payment on the Class A notes will be reduced. Principal payments on the Class A notes will be paid sequentially, so that no principal will be paid on the Class A-2 notes until the Class A-1 notes have been paid in full.

Final Scheduled Payment Dates....      The final scheduled payment dates of the notes are as follows:

                                            CLASS                          FINAL SCHEDULED PAYMENT DATE
                                       Class A-1 notes                      September 2005 Payment Date
                                       Class A-2 notes                       January 2009 Payment Date
                                       Class B notes                         January 2009 Payment Date

                                       If the notes have not already been paid in full prior to their respective final scheduled payment dates, we will be obligated to pay the outstanding principal amount of the notes in full on such dates.
                                       Certain circumstances could cause principal to be paid earlier or later, or in reduced amounts.


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                                                     -7-



Optional Redemption..............      The  seller  may cause  the  depositor  to  redeem  the notes in full if the aggregate  outstanding  principal balance of the contracts owned by the trust declines to less than 10% of the sum of:

                                           o     the aggregate outstanding principal balance of the
                                                 contracts owned by the trust as of the closing date; and

                                           o     the initial amount on deposit in the pre-funding account.

                                       The redemption price will be equal to the unpaid principal amount of the notes plus accrued interest thereon.

Mandatory Special Redemption.....      The notes will be prepaid in part, without premium, on the payment date on or immediately following the last day of the funding period in the event that any amount remains on deposit in the pre-funding account.
                                       The aggregate principal amount of notes to be prepaid will be an amount equal to the amount then on deposit in the pre-funding account allocated pro rata among the notes; PROVIDED that if the amount remaining on deposit in the pre-funding account is less than $150,000, such amount will be allocated solely to the Class A-1 noteholders.

The Contracts and Other
  Assets of the Trust............      The property of the trust will be a pool of fixed-rate, simple interest conditional sales contracts relating to motorcycles manufactured by
                                       Harley-Davidson, Inc. and Buell Motorcycle Company, a wholly-owned subsidiary of Harley-Davidson, Inc. The contracts were originated by the seller indirectly through Harley-Davidson motorcycle dealers.
                                       Included in the trust's assets are security interests in the
                                       Harley-Davidson and Buell motorcycles securing the contracts and proceeds, if any, from certain insurance policies with respect to such motorcycles.

The Contracts....................      Our main source of funds for making payments on the notes will be collections on the contracts. The contracts sold to the trust will be selected from contracts in the depositor's portfolio based on the criteria specified in the transfer and sale agreement. The contracts arise and will arise from loans to obligors located in the 50 states of the United States, the District of Columbia and the U.S. Territories.

                                       On the closing date, pursuant to the sale and servicing agreement, the depositor will sell, and the trust will purchase, initial contracts with the characteristics set forth below as of the close of business on
                                       April 12, 2001, the initial cutoff date.

                                       Following the closing date, pursuant to the sale and servicing agreement, the depositor will be obligated, subject only to the availability thereof, to sell, and the trust will be obligated to purchase, subject to the satisfaction of certain conditions set forth therein, subsequent contracts. Following the transfer of subsequent contracts to the trust, the aggregate characteristics of the entire pool of contracts may vary from those of the initial contracts as to the characteristics set forth below.



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                                                     -8-




                                       The last scheduled payment on the initial contract with the latest maturity will occur in September 2008.

                                       No contract (including any subsequent contract sold to the trust after the closing date) will have a scheduled maturity later than December
                                       2008. However, an obligor can generally prepay its contract at any time without penalty.


                                                        COMPOSITION OF THE INITIAL CONTRACTS
                                                           (AS OF THE INITIAL CUTOFF DATE)

                                  Aggregate Principal Balance...............................        $256,412,453.39
                                  Number of Contracts.......................................                 19,688
                                  Average PrincipalBalance..................................             $13,023.79
                                  Weighted Average Annual Percentage Rate...................                  13.20%
                                  (Range)...................................................         6.50% to 23.99%
                                  Weighted Average Original Term (in months)................                  74.08
                                  (Range)...................................................               12 to 84
                                  Weighted Average Calculated Remaining Term................                  72.22
                                  (Range)...................................................                3 to 84


                                                              GEOGRAPHIC CONCENTRATION
                                                           (AS OF THE INITIAL CUTOFF DATE)

                                                                        PRINCIPAL BALANCE
                                                        STATE             CONCENTRATION
                                                        -----           -----------------
                                                      California              12.06%
                                                      Florida                  8.92%
                                                      Texas                    8.53%

                                       No other state represented more than 5% of the aggregate principal balance of the contracts as of the initial cutoff date.

Reserve Fund....................       On the closing date, the depositor will establish a trust account in the name of the indenture trustee which we refer to as the "RESERVE
                                       FUND." The reserve fund provides you with limited protection in the event collections from obligors on the contracts are insufficient to make payment on the notes. We cannot assure you, however, that this protection will be adequate to prevent shortfalls in amounts available to make payments on the notes.

                                       The initial balance of the reserve fund will be $2,564,124.53 (1.00% of the initial aggregate principal balance of the contracts). The amount required to be on deposit in the reserve fund on each payment date will equal the greater of (a) 2.00% of the principal balance of the contracts in the trust as of the first day of the immediately preceding calendar month (6.00% in the event a trigger event occurs) or (b) 1.00%
                                       of the aggregate of the initial note balances. In no event shall the amount required to be on deposit in the reserve fund exceed the aggregate outstanding principal balance of the notes.



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    not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.


                                                     -9-


                                       If the amount on deposit in the reserve fund on any payment date is less than the required amount, the trust will use the funds available to it after payment of the servicing fee and the fee payable to the indenture trustee, reimbursement of servicer advances and payment of interest and principal on the notes to make a deposit into the reserve fund. Amounts on deposit in the reserve fund on any payment date in excess of the required amount will be paid to the depositor.

                                       If on any payment date the funds available to the trust to pay principal and interest on the notes are insufficient to make payments on the notes, the trust will use funds in the reserve fund to cover any shortfalls.

                                       If on the final scheduled payment date of any class of notes, the principal balance of that class has not been paid in full, the trust will use funds in the reserve fund to pay those notes in full.

Pre-Funding Account.............       On the closing date, the trust depositor will fund an account called the pre-funding account by depositing $109,587,546.61 which will secure our obligations to purchase subsequent contracts from the seller and sell those contracts to the trust. The amount in the pre-funding account will be reduced by the amount used to purchase subsequent contracts from the seller. The trust depositor expects that the pre-funded amount will be reduced to less than $150,000 by the payment date occurring in July 2001. Any pre-funded amount remaining at the end of this funding period will be paid to the noteholders as described above in "TERMS OF THE NOTES--MANDATORY SPECIAL REDEMPTION."



Interest Reserve Account........       On the closing date, the trust depositor will fund an account called the interest reserve account which will provide additional funds to account for the fact that the monthly investment earnings on amounts in the pre-funding account (until such amounts have been used to purchase subsequent contracts) are expected to be less than the weighted average of the interest payments on the notes, as well as the amount necessary to pay trustees' fees. In addition to the initial deposit, all investment earnings with respect to the pre-funding account will be deposited into the interest reserve account.

                                       The interest reserve account is not designed to provide any protection against losses on the contracts in the trust. After the funding period, money remaining in the interest reserve account will be paid to the trust depositor.

Ratings.........................       On the closing date, the notes must have received ratings from Standard
                                       & Poor's Ratings Services, a division of The McGraw-Hill Companies, and/or Moody's Investors Service, Inc. as set forth below:

                                                               STANDARD &
                                                                 POOR'S              MOODY'S
                                                               ----------            -------
                                         Class A-1                AAA                  Aaa
                                         Class A-2                AAA                  Aaa
                                         Class B                   A                    A2



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                                                    -10-


                                       A rating is not a recommendation to buy, sell or hold securities. There can be no assurance that the ratings will not be lowered or withdrawn at any time by either of the rating agencies.

Advances........................       The servicer is obligated to advance each month an amount equal to accrued and unpaid interest on the contracts which was 30 days or greater delinquent with respect to the related due period, but only to the extent that the servicer believes that the amount of such advance will be recoverable from collections on the contracts. The servicer will be entitled to reimbursement of its outstanding advances on any payment date by means of a first priority withdrawal of certain funds then held in the collection account.

Mandatory Repurchase by
the Depositor...................       Under the sale and servicing agreement, we have agreed, in the event of a breach of certain representations and warranties made by us which materially and adversely affects the trust's interest in any contract and which has not been cured, to repurchase such contract within two business days prior to the first determination date after the servicer, the trustee, the indenture trustee or we become aware of such breach.

Servicing Fees..................       The servicer will be entitled to receive a monthly servicing fee equal to 1/12th of 1% of the principal balance of the contracts as of the first day of the prior calendar month. The servicer will also be entitled to receive any extension fees or late payment penalty fees paid by obligors. The servicing fees will be paid to the servicer prior to any payments to the noteholders.







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                                                     -11-


Priority of Payments............       PRIOR TO ACCELERATION OF THE NOTES

                                       On each payment date prior to the acceleration of the notes, the trust will apply collections on the contracts received during the prior calendar month, servicer advances and funds transferred from the reserve fund to make the following payments in the following order of priority:

                                        o   to the noteholders, the amount of any mandatory special redemption;

                                        o   reimbursement of servicer advances;

                                        o   servicing fee;

                                        o   indenture trustee's fee;

                                        o   interest on the Class A notes, pro rata;

                                        o   interest on the Class B notes;

                                        o   principal on the Class A notes and the Class B notes, in the priority set forth in "Principal" above;

                                        o   to the reserve fund, the amount, if any, needed to fund the reserve fund to the required amount;

                                        o   any remaining amounts to the depositor as certificateholder under the trust agreement.

                                       AFTER ACCELERATION OF THE NOTES:

                                       After an event of default due to a breach of a material covenant or agreement by the trust and acceleration of the notes, all distributions available to the noteholders will be made in the following priority:

                                         o   interest on the Class A notes;

                                         o   interest on the Class B notes;

                                         o   principal on the Class A notes, pro rata, until paid in full; and

                                         o   principal on the Class B notes, until paid in full.



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                                                     -12-


                                       After an event of default due to a payment default or certain insolvency events and acceleration of the notes, all distributions available to the noteholders will be made in the following priority:

                                         o   interest on the Class A notes;

                                         o   principal on the Class A notes, pro rata, until paid in full;

                                         o   interest on the Class B notes; and

                                         o   principal on the Class B notes, until paid in full.


Credit Enhancement..............       The credit enhancement for the notes is as follows:

                                            Class A notes:    o  subordination of the Class B notes
                                                              o  reserve fund

                                            Class B notes:    o  reserve fund
Material Federal Income
Tax Consequences................       Winston & Strawn, as federal tax counsel to the trust, has delivered its opinion that the notes will be characterized as debt for federal income tax purposes, and the trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation.
                                       The purpose of obtaining the opinion of tax counsel is to provide investors with greater assurance regarding the character of the notes for federal income tax purposes and that the issuer of the notes will not be subject to federal income tax at the entity level. However, an opinion of tax counsel is not binding on the Internal Revenue Service and there is no assurance that the Internal Revenue Service will not disagree with the opinion of tax counsel. By purchasing a note, you will agree to treat your note as debt for federal, state and local income tax purposes. As a result, payments received by you will generally be treated as either interest or principal and you will not be considered an owner of an equity interest in the trust.

ERISA Considerations............       The notes are generally eligible for purchase by employee benefit plans and individual retirement accounts and similar arrangements, and by persons investing on behalf of or with plan assets of such plans, accounts and arrangements, subject to certain considerations and exceptions.



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    not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.


                                  THE CONTRACTS

         The contracts are (or will be, in the case of subsequent contracts) fixed-rate simple interest conditional sales contracts relating to motorcycles manufactured by Harley-Davidson, Inc. or Buell Motorcycle Company, a wholly-owned subsidiary of Harley-Davidson, Inc. The contracts were originated by the seller indirectly through Harley-Davidson motorcycle dealers and acquired by the depositor in the ordinary course of the depositor's business. Each contract has (or will have) a fixed annual percentage rate and provides for, if timely made, payments of principal and interest which fully amortize the loan on a simple interest basis over its term. The contracts have or will have the following characteristics:

         o the last scheduled payment of each initial contract is due no later than September 2008, and with respect to the contracts as a whole (including any subsequent contracts conveyed to the trust after the closing date), the last scheduled payment will be due no later than December 2008;

         o the first scheduled payment date of contracts representing approximately 99.12% of the aggregate principal balance of the initial contracts as of the initial cutoff date is due no later than May 2001;

         o the first scheduled payment date of contracts representing approximately 0.88% of the aggregate principal balance of the initial contracts as of the initial cutoff date is due no later than January 2002;

         o approximately 70.94% of the principal balance of the initial contracts as of the initial cutoff date is attributable to loans to purchase motorcycles which were new and approximately 29.06% is attributable to loans to purchase motorcycles which were used at the time the related contract was originated;

         o all initial contracts have a contractual rate of interest of at least 6.50% per annum and not more than 23.99% per annum and the weighted average contractual rate of interest of the initial contracts as of the initial cutoff date is approximately 13.20% per annum (see Table 1 below);

         o the initial contracts have remaining maturities as of the initial cutoff date of at least 3 months but not more than 84 months and original maturities of at least 12 months but not more than 84 months;

         o the initial contracts have a weighted average term to scheduled maturity, as of origination, of approximately 74.08 months, and a weighted average term to scheduled maturity as of the initial cutoff date of approximately 72.22 months (see Tables 2 and 3 below);

         o the average principal balance per initial contract as of the initial cutoff date was approximately $13,023.79 and the principal balances on the initial contracts as of the initial cutoff date ranged from $506.39 to $32,462.89 (see Table 4 below);

         o the contracts arise (or will arise) from loans to obligors located in 50 states, the District of Columbia and the U.S. Territories and with respect to the initial contracts, constitute the following approximate amounts expressed as a percentage of the aggregate principal balance of the initial contracts as of the initial cutoff date: 12.06% in California, 8.92% in Florida and 8.53% in Texas (see Table 5 below). No other state represented more than 5.00% by aggregate principal balance of the initial contracts.

         Except for certain criteria specified in the preceding paragraph, there will be no required characteristics of the subsequent contracts. Therefore, following the transfer of the subsequent contracts to the trust, the aggregate characteristics of the entire pool of the contracts, including the composition of the contracts, the distribution by weighted average annual percentage rate of the contracts, the distribution by calculated remaining term of the contracts, the distribution by original term to maturity of the contracts, the distribution by current balance of the contracts, and the geographic distribution of the contracts, described in the following tables, may vary from those of the initial contracts as of the initial cutoff date.


  This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.




                                                                TABLE 1

                                               DISTRIBUTION BY APR OF THE INITIAL CONTRACTS
                                                      (AS OF THE INITIAL CUTOFF DATE)

                                                        PERCENT OF
                                    NUMBER OF            NUMBER 0F              TOTAL OUTSTANDING              PERCENT OF
            RATE                    CONTRACTS           CONTRACTS (1)           PRINCIPAL BALANCE           POOL BALANCE (1)
            ----                    ---------           -------------           -----------------           ----------------

  6.500 to  7.000%                     114                  0.58%                   $742,703.07                     0.29%
  7.001 to  8.000%                     331                  1.68                   3,576,065.90                     1.39
  8.001 to  9.000%                     478                  2.43                   7,062,376.65                     2.75
  9.001 to 10.000%                   1,466                  7.45                  21,035,096.44                     8.20
 10.001 to 11.000%                   1,731                  8.79                  23,560,705.36                     9.19
 11.001 to 12.000%                   3,061                 15.55                  41,547,495.45                    16.20
 12.001 to 13.000%                   3,147                 15.98                  41,554,161.60                    16.21
 13.001 to 14.000%                   3,561                 18.09                  45,929,865.89                    17.91
 14.001 to 15.000%                   2,217                 11.26                  27,883,897.14                    10.87
 15.001 to 16.000%                   1,158                  5.88                  14,570,592.84                     5.68
 16.001 to 17.000%                     618                  3.14                   7,266,565.78                     2.83
 17.001 to 18.000%                     689                  3.50                   8,336,083.07                     3.25
 18.001 to 19.000%                     118                  0.60                   1,654,968.39                     0.65
 19.001 to 20.000%                     444                  2.26                   5,113,266.54                     1.99
 20.001 to 21.000%                     182                  0.92                   2,262,601.19                     0.88
 21.001 to 22.000%                     363                  1.84                   4,217,892.30                     1.64
 22.001 to 23.000%                       8                  0.04                      84,192.73                     0.03
 23.001 to 23.990%                       2                  0.01                      13,923.05                     0.01
                                    ------                 -------              ---------------                   -------

              TOTALS:               19,688                100.00%               $256,412,453.39                   100.00%
                                    ======                =======               ===============                   =======

(1)      Percentages may not add to 100.00% because of rounding.


       This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.



                                                            TABLE 2

                                           DISTRIBUTION BY CALCULATED REMAINING TERM
                                                   OF THE INITIAL CONTRACTS
                                                (AS OF THE INITIAL CUTOFF DATE)


         CALCULATED                                    PERCENT OF
         REMAINING                 NUMBER OF            NUMBER OF           TOTAL OUTSTANDING              PERCENT OF
       TERM (MONTHS)               CONTRACTS           CONTRACTS (1)        PRINCIPAL BALANCE           POOL BALANCE (1)
       -------------               ---------           -------------        -----------------           ----------------
           3 to 12                     65                   0.33%               $168,790.22                     0.07%
          13 to 24                    236                   1.20               1,360,076.75                     0.53
          25 to 36                    530                   2.69               4,460,721.55                     1.74
          37 to 48                    865                   4.39               7,792,094.01                     3.04
          49 to 60                  2,533                  12.87              26,806,745.55                    10.45
          61 to 72                  9,698                  49.26             116,258,819.24                    45.34
          73 to 84                  5,761                  29.26              99,565,206.07                    38.83
                                   ------                 -------           ---------------                   -------

              TOTALS:              19,688                 100.00%           $256,412,453.39                   100.00%
                                   ======                 =======           ===============                   =======

  (1)     Percentages may not add to 100.00% because of rounding.




                                                            TABLE 3

                                              DISTRIBUTION BY CALCULATED ORIGINAL
                                           TERM TO MATURITY OF THE INITIAL CONTRACTS
                                                (AS OF THE INITIAL CUTOFF DATE)

                                                       PERCENT OF
         ORIGINAL                  NUMBER OF            NUMBER OF           TOTAL OUTSTANDING              PERCENT OF
       TERM (MONTHS)               CONTRACTS           CONTRACTS (1)        PRINCIPAL BALANCE           POOL BALANCE (1)
       -------------               ---------           -------------        -----------------           ----------------
           0 to 12                      7                  0.04%                 $49,673.59                     0.02%
          13 to 24                    167                  0.85                1,061,438.35                     0.41
          25 to 36                    460                  2.34                3,994,432.06                     1.56
          37 to 48                    769                  3.91                7,048,329.63                     2.75
          49 to 60                  2,416                 12.27               25,533,455.71                     9.96
          61 to 72                 10,007                 50.83              118,021,035.17                    46.03
          73 to 84                  5,862                 29.77              100,704,088.88                    39.27
                                   ------                -------           ----------------                   -------

              TOTALS:              19,688                100.00%            $256,412,453.39                   100.00%
                                   ======                =======            ===============                   =======

  (1)      Percentages may not add to 100.00% because of rounding.


       This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.



                                                            TABLE 4

                                   DISTRIBUTION BY CURRENT BALANCE OF THE INITIAL CONTRACTS
                                                (AS OF THE INITIAL CUTOFF DATE)



                                                     PERCENT OF
                                    NUMBER OF         NUMBER OF                TOTAL OUTSTANDING             PERCENT OF POOL
       CURRENT BALANCE              CONTRACTS        CONTRACTS (1)             PRINCIPAL BALANCE               BALANCE (1)
       ---------------              ---------        -------------             -----------------               -----------

$   506.39 to   1,000.00                7                0.04%                         $4,893.54                   0.00%
$ 1,000.01 to   2,000.00               46                0.23                          75,033.51                   0.03
$ 2,000.01 to   3,000.00              106                0.54                         268,712.64                   0.10
$ 3,000.01 to   4,000.00              264                1.34                         948,355.57                   0.37
$ 4,000.01 to   5,000.00              612                3.11                       2,777,001.64                   1.08
$ 5,000.01 to   6,000.00              681                3.46                       3,783,203.95                   1.48
$ 6,000.01 to   7,000.00            1,053                5.35                       6,842,249.12                   2.67
$ 7,000.01 to   8,000.00            1,239                6.29                       9,308,131.30                   3.63
$ 8,000.01 to   9,000.00            1,227                6.23                      10,464,215.16                   4.08
$ 9,000.01 to  10,000.00            1,384                7.03                      13,203,882.38                   5.15
$10,000.01 to  11,000.00            1,067                5.42                      11,170,731.40                   4.36
$11,000.01 to  12,000.00              960                4.88                      11,034,353.78                   4.30
$12,000.01 to  13,000.00              963                4.89                      12,057,751.54                   4.70
$13,000.01 to  14,000.00            1,065                5.41                      14,398,020.55                   5.62
$14,000.01 to  15,000.00            1,221                6.20                      17,739,060.40                   6.92
$15,000.01 to  16,000.00            1,423                7.23                      22,070,086.71                   8.61
$16,000.01 to  17,000.00            1,405                7.14                      23,200,989.46                   9.05
$17,000.01 to  18,000.00            1,451                7.37                      25,397,758.87                   9.91
$18,000.01 to  19,000.00            1,103                5.60                      20,380,725.74                   7.95
$19,000.01 to  20,000.00              795                4.04                      15,496,648.23                   6.04
$20,000.01 to  21,000.00              559                2.84                      11,443,791.46                   4.46
$21,000.01 to  22,000.00              383                1.95                       8,229,580.18                   3.21
$22,000.01 to  23,000.00              279                1.42                       6,264,352.67                   2.44
$23,000.01 to  24,000.00              157                0.80                       3,683,066.27                   1.44
$24,000.01 to  25,000.00               92                0.47                       2,256,253.97                   0.88
$25,000.01 to  26,000.00               66                0.34                       1,679,755.97                   0.66
$26,000.01 to  27,000.00               31                0.16                         818,519.56                   0.32
$27,000.01 to  28,000.00               20                0.10                         550,367.58                   0.21
$28,000.01 to  29,000.00               11                0.06                         313,291.84                   0.12
$29,000.01 to  30,000.00                5                0.03                         146,637.88                   0.06
$30,000.01 to  31,000.00                6                0.03                         182,261.31                   0.07
$31,000.01 to  32,000.00                5                0.03                         158,206.64                   0.06
$32,000.01 to  32,462.89                2                0.01                          64,562.57                   0.03
                                   ------              -------                   ---------------                 ------

              TOTALS:              19,688              100.00%                   $256,412,453.39                 100.00%
                                   ======              =======                   ===============                 =======


  (1)      Percentages may not add to 100.00% because of rounding.



       This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.


                                                               TABLE 5

                                          GEOGRAPHIC DISTRIBUTION OF THE INITIAL CONTRACTS
                                                   (AS OF THE INITIAL CUTOFF DATE)


                                                                 PERCENT OF
                                              NUMBER OF           NUMBER OF              TOTAL OUTSTANDING        PERCENT OF POOL
              STATE                           CONTRACTS         CONTRACTS (1)           PRINCIPAL  BALANCE           BALANCE (1)
              -----                           ---------         -------------           ------------------           -----------
             ALABAMA                              292                1.48%                   $3,771,295.28               1.47%
             ALASKA                                49                0.25                       689,314.26               0.27
             ARIZONA                              547                2.78                     7,874,258.93               3.07
             ARKANSAS                             114                0.58                     1,406,971.94               0.55
             CALIFORNIA                         2,300               11.68                    30,914,716.28              12.06
             COLORADO                             366                1.86                     5,078,428.05               1.98
             CONNECTICUT                          336                1.71                     4,333,909.34               1.69
             DELAWARE                              98                0.50                     1,226,362.48               0.48
             DISTRICT OF COLUMBIA                   7                0.04                        71,130.93               0.03
             FLORIDA                            1,675                8.51                    22,877,971.46               8.92
             GEORGIA                              678                3.44                     9,646,647.69               3.76
             HAWAII                               117                0.59                     1,429,048.58               0.56
             IDAHO                                100                0.51                     1,139,727.03               0.44
             ILLINOIS                             654                3.32                     8,147,353.23               3.18
             INDIANA                              509                2.59                     6,619,698.79               2.58
             IOWA                                 151                0.77                     1,719,650.59               0.67
             KANSAS                               122                0.62                     1,433,016.06               0.56
             KENTUCKY                             213                1.08                     2,705,752.74               1.06
             LOUISANA                             226                1.15                     2,812,036.65               1.10
             MAINE                                 51                0.26                       680,400.88               0.27
             MARYLAND                             430                2.18                     5,543,980.13               2.16
             MASSACHUSETTS                        376                1.91                     4,515,955.72               1.76
             MICHIGAN                             472                2.40                     6,464,773.29               2.52
             MINNESOTA                            258                1.31                     3,355,204.93               1.31
             MISSISSIPPI                           59                0.30                       815,654.75               0.32
             MISSOURI                             294                1.49                     3,660,416.94               1.43
             MONTANA                               57                0.29                       730,029.50               0.28
             NEBRASKA                              64                0.33                       756,896.76               0.30
             NEVADA                               253                1.29                     3,664,041.25               1.43
             NEW HAMPSHIRE                        111                0.56                     1,338,622.81               0.52
             NEW JERSEY                           669                3.40                     7,941,885.50               3.10
             NEW MEXICO                           249                1.26                     3,310,094.31               1.29
             NEW YORK                             726                3.69                     8,559,255.89               3.34
             NORTH CAROLINA                       755                3.83                     9,895,776.76               3.86
             NORTH DAKOTA                           7                0.04                        73,262.21               0.03
             OHIO                                 787                4.00                     9,412,968.82               3.67
             OKLAHOMA                             145                0.74                     1,895,219.51               0.74
             OREGON                               314                1.59                     3,910,024.38               1.52
             PENNSYLVANIA                       1,055                5.36                    12,247,123.63               4.78



       This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.



                                                               TABLE 5

                                          GEOGRAPHIC DISTRIBUTION OF THE INITIAL CONTRACTS
                                                             (CONTINUED)


                                                                 PERCENT OF
                                              NUMBER OF           NUMBER OF              TOTAL OUTSTANDING        PERCENT OF POOL
              STATE                           CONTRACTS         CONTRACTS (1)           PRINCIPAL  BALANCE           BALANCE (1)
              -----                           ---------         -------------           ------------------           -----------

             RHODE ISLAND                          44                0.22                       486,362.25               0.19
             SOUTH CAROLINA                       275                1.40                     3,824,742.62               1.49
             SOUTH DAKOTA                          49                0.25                       637,070.14               0.25
             TENNESSEE                            425                2.16                     5,690,067.96               2.22
             TEXAS                              1,571                7.98                    21,884,712.40               8.53
             UTAH                                  74                0.38                       984,898.36               0.38
             VERMONT                               35                0.18                       442,323.86               0.17
             VIRGINIA                             497                2.52                     6,517,727.31               2.54
             WASHINGTON                           526                2.67                     7,173,296.88               2.80
             WEST VIRGINIA                        155                0.79                     1,914,762.34               0.75
             WISCONSIN                            269                1.37                     3,169,222.63               1.24
             WYOMING                               44                0.22                       509,731.66               0.20
             OTHER (2)                             38                0.19                       508,656.70               0.20
                                               ------              -------                 ---------------              ------

                      TOTALS:                  19,688              100.00%                 $256,412,453.39             100.00%
                                               ======              =======                 ===============             =======

(1)      Percentages may not add to 100.00% because of rounding.

(2)      Includes U.S. Territories and military bases.



       This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.


DELINQUENCY, LOAN LOSS AND REPOSSESSION INFORMATION

         The following tables set forth the delinquency experience and loan loss and repossession experience of the seller's portfolio of conditional sales contracts for motorcycles. These figures include data in respect of contracts which the seller has previously sold with respect to prior securitizations and for which the seller acts as servicer.




                                                                            DELINQUENCY EXPERIENCE(1)/
                                                                              (DOLLARS IN THOUSANDS)
                                                                                 AT DECEMBER 31,

                           --------------------------------------------------------------------------------------------------------
                                          2000                      1999                     1998                      1997
                                          ----                      ----                     ----                      ----
                                NUMBER                      NUMBER                   NUMBER                     NUMBER
                                  OF                          OF                       OF                         OF
                               CONTRACTS      AMOUNT      CONTRACTS      AMOUNT     CONTRACTS      AMOUNT     CONTRACTS     AMOUNT
                               ---------      ------      ---------      ------     ---------      ------     ---------     ------
Portfolio..................     117,884    $1,185,300.1     91,556     $914,545.5     67,137     $651,248.7     45,258    $434,890.7
Period of Delinquency(2)/
          30-59 Days.......       4,334    $   42,325.0      2,868     $ 28,307.9      1,970     $ 17,768.1      1,264      11,454.6
          60-89 Days.......       1,395        13,517.4        983        9,424.3        745        6,153.9        559       5,112.1
          90 Days or more..         518         5,255.6        371        3,569.9        304        2,591.0        269       2,196.5
                                -------    ------------      -----     ----------      -----     ----------      -----     ---------
Total Delinquencies........       6,247    $   61,098.0      4,222     $ 41,302.1      3,019     $ 26,513.0      2,092     $18,763.2
                                =======    ============      =====     ==========      =====     ==========      =====     =========
Total Delinquencies as a
Percent of Total
Portfolio..................       5.30%           5.15%      4.61%          4.52%      4.50%          4.07%      4.62%         4.31%



                                             1996
                                             ----
                                      NUMBER
                                        OF
                                     CONTRACTS     AMOUNT
                                     ---------     ------
Portfolio..................            32,574    $303,682.4
Period of Delinquency(2)/
          30-59 Days.......               904      $8,002.9
          60-89 Days.......               374       3,170.7
          90 Days or more..               213       1,880.6
                                       ------     ---------
Total Delinquencies........             1,491     $13,054.2
                                       ======     =========
Total Delinquencies as a
Percent of Total
Portfolio..................             4.58%         4.30%


         ------------------
         (1)      Excludes delinquent contracts already in repossession, which contracts the servicer does not consider outstanding.

         (2) The period of delinquency is based on the number of days payment are contractually past due (assuming
                  30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month.


                                           LOAN LOSS/REPOSSESSION EXPERIENCE
                                                 (DOLLARS IN THOUSANDS)

                                                                                     Year Ended
                                                                                     December 31,
                                                  ----------------------------------------------------------------------------
                                                       2000            1999          1998           1997             1996
                                                       ----            ----          ----           ----             ----
          Principal Balance of All Contracts
              Serviced(1)/....................     $1,190,184.2     $918,481.6     $653,836.0    $436,771.0        $304,730.9
          Contract Liquidations(2)/...........             1.75%          1.59%          1.54%         1.42%             0.74%
          Net Losses:
              Dollars(3)/.....................         $8,707.8       $5,875.0       $5,245.3      $3,781.1          $1,639.5
              Percentage(4)/..................             0.73%          0.64%          0.80%         0.87%             0.54%

         ------------------
         (1)      As of period end. Includes contracts already in repossession.

         (2) As a percentage of the total number of contracts being serviced as of period end, calculated on an annualized basis.

         (3) The calculation of net loss includes actual charge-offs, deficiency balances remaining after liquidation of repossessed vehicles and expenses of repossession and liquidation, net of recoveries.

         (4) As a percentage of the principal amount of contracts being serviced as of period end, calculated on an annualized basis.

THE DATA PRESENTED IN THE FOREGOING TABLES ARE FOR ILLUSTRATIVE PURPOSES ONLY AND THERE IS NO ASSURANCE THAT THE DELINQUENCY,
        LOAN LOSS OR REPOSSESSION EXPERIENCE OF THE CONTRACTS WILL BE SIMILAR TO THAT SET FORTH ABOVE.




       This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.
